Investor contact:

Stacey Yonkus

212-609-4236

syonkus@liveperson.com

LivePerson Announces Third Quarter 2012 Financial Results

-- Reports Revenue of $39.7 Million --

-- Adjusted EPS of $0.08; GAAP EPS of $0.03 --

-- Posts Record Bookings of $8.1 Million; Signs Record Number of Deals --

NEW YORK, November 6, 2012 /PRNewswire/ -- LivePerson, Inc. (Nasdaq: LPSN), a provider of real-time intelligent engagement solutions that increase conversions and improve customer experience, today announced financial results for the third quarter ended September 30, 2012.

Revenue

Revenue from business operations (B2B) for the third quarter was $36.1 million, a 17% increase as compared to the third quarter of 2011. Total revenue for the third quarter was $39.7 million, a 16% increase from the third quarter of 2011. Revenue from consumer operations for the third quarter was $3.6 million, flat versus the third quarter of 2011.

“During the quarter we saw continued strength in many of our key business and financial metrics, all indicators that point to the overall health of the business. We signed a record number of deals and bookings topped $8 million. We also continued to strengthen our core product offerings, making substantial progress with the integration of our advanced predictive targeting capabilities, rolling out a fortified turnkey mobile solution and advancing with our overall platform strategy,” said CEO Robert LoCascio.

Customer Expansion

LivePerson added 51 new enterprise and midmarket clients during the quarter, including:

  Tupperware
  Smith & Wesson
  Seamless
  Restaurant.com

The Company also expanded business with:

  Virgin Atlantic
  Deutsche Telekom
  Forex Capital Markets
  PR Newswire

Net Income

Net income for the third quarter of 2012 was $1.6 million or $0.03 per share as compared to net income of $2.7 million or $0.05 per share in the third quarter of 2011. Net income during the third quarter of 2012 was impacted by deal and litigation related expenses of approximately $0.7 million.

Adjusted Net Income and Adjusted EBITDA

LivePerson considers adjusted net income and adjusted earnings before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any (adjusted EBITDA) to be important financial indicators of the Company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

The difference between adjusted EBITDA per share, a non-GAAP measure, and GAAP EPS, is other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

A reconciliation of the differences between adjusted EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Income included below.

Adjusted net income for the third quarter of 2012 was $4.6 million or $0.08 per share, as compared to adjusted net income of $4.8 million or $0.09 per share in the third quarter of 2011. Adjusted Net income during the third quarter of 2012 was impacted by deal and litigation related expenses of approximately $0.7 million.

Adjusted EBITDA for the third quarter of 2012 was $7.4 million or $0.13 per share, as compared to adjusted EBITDA of $8.9 million or $0.16 per share in the third quarter of 2011. Adjusted EBITDA during the third quarter of 2012 was impacted by deal and litigation related expenses of approximately $0.7 million.

Cash

The Company's cash balance was $103.3 million at September 30, 2012 as compared to $100.6 million as of June 30, 2012.  The Company generated $3.4 million of cash from operations in the third quarter, and incurred planned capital expenditures related primarily to the purchase of servers and computer networking equipment, resulting in a cash outlay of approximately $3.9 million.

Financial Guidance

The Company’s 2012 guidance reflects previously disclosed deal related expenses including amortization, as well as expenses associated with ongoing litigation and international expansion. The following is the Company's current expectations for financial and operating performance:

Fourth Quarter 2012

  Revenue of $41.5 - $42 million
  Adjusted EBITDA of $0.12 - $0.14 per share
  Adjusted net income per share of $0.07 - $0.09
  GAAP EPS of $0.02 - $0.04
  Fully diluted share count of approximately 58.3 million

Full Year 2012

  Revenue of $156.5 - $157 million
  Adjusted EBITDA of $0.51 - $0.54 per share
  Adjusted net income per share of $0.30 - $0.33
  GAAP EPS of $0.10 - $0.13
  Fully diluted share count of approximately 57.5 million

Other Full Year 2012 Assumptions

  Amortization of intangibles of approximately $0.6 million
  Stock-compensation expense of approximately $10.7 million
  Depreciation of approximately $7.8 million
  Effective tax rate of approximately 39%
  Cash tax rate of approximately 37%
  Capital expenditures of approximately $10.4 million
  Costs associated with acquisitions, litigation and international expansion of approximately $5 million
  Acquisition-related operating expenses of $1.5M from the acquisitions of Amadesa and Look.io

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	3 months ended	9 months ended
	Sept 30, 2012	Sept 30, 2012
Cost of revenue	$428	$1,130
Product development	807	2,206
Sales and marketing	822	2,113
General and administrative	795	2,197
Total	$2,852	$7,646

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	3 months ended	9 months ended
	Sept 30, 2012	Sept 30, 2012
Cost of revenue	$129	$196
General and administrative	11	98
Total	$140	$294

Earnings Teleconference and Video Discussion Information

The Company will discuss its third quarter 2012 financial results during a teleconference today, November 6, 2012 at 5:00 p.m. ET. To participate via telephone domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 706-634-9559, both should reference the conference ID "57153167”. The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at: http://www.liveperson.com/about/ir.

If you are unable to participate on the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "57153167”.

The Company will also post a video discussion of its third quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson

LivePerson, Inc. (Nasdaq: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.

More than 8,500 companies rely on LivePerson's platform to increase conversions and improve customer experience, including Hewlett-Packard, IBM, Microsoft, Verizon, Sky, Walt Disney, PNC, QVC and Orbitz.

LivePerson received the CODiE award for Best Content Management Solution in 2012 and for Best Ecommerce Solution in 2011, and has been named a Company of the Year by Frost and Sullivan in 2011. LivePerson is headquartered in New York City with offices in San Francisco, Atlanta, Tel Aviv, London and Melbourne.

For more information, please visit www.liveperson.com.

To view other recent press releases about LivePerson, click on the following link: http://pr.liveperson.com.

Non-GAAP Financial Disclosure

Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly and annual results; potential fluctuations in litigation, transaction-related and other costs; costs associated with our international expansion; the adverse effect that the global economic downturn may have on our business and results of operations; competition in the online sales, marketing, customer service and online engagement solutions markets; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; responding to rapid technological change and changing client preferences; our ability to retain key personnel and attract new personnel; risks related to the ability to successfully integrate past or potential future acquisitions; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; and risks related to our common stock being traded on more than one securities exchange, which may result in additional variations in the trading price of our common stock. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.

Condensed Consolidated Statements of Income

(In Thousands, Except Share and Per Share Data)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue	$39,670	$34,347	$114,934	$96,581

Operating expenses:
Cost of revenue	9,036	8,368	25,450	25,148
Product development	8,005	5,266	21,881	14,658
Sales and marketing	12,713	9,907	36,820	28,146
General and administrative	7,316	5,689	22,784	15,037
Amortization of intangibles	11	11	98	32
Total operating expenses	37,081	29,241	107,033	83,021

Income from operations	2,589	5,106	7,901	13,560

Other income (expense), net	41	(762)	155	(370)

Income before provision for income taxes	2,630	4,344	8,056	13,190

Provision for income taxes	1,030	1,609	3,193	5,028

Net income	$1,600	$2,735	$4,863	$8,162

Basic net income per common share	$0.03	$0.05	$0.09	$0.16

Diluted net income per common share	$0.03	$0.05	$0.09	$0.15

Weighted average shares outstanding used in basic net
income per common share calculation	55,688,824	53,109,824	55,087,109	52,642,700

Weighted average shares outstanding used in diluted net
income per common share calculation	57,760,868	55,736,089	56,987,302	55,240,235

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income in accordance with generally
accepted accounting principles	$1,600	$2,735	$4,863	$8,162
Add/(less):
(a) Amortization of intangibles	140	318	294	953
(b) Stock-based compensation	2,852	1,736	7,646	4,951
(c) Depreciation	1,841	1,704	5,170	4,928
(d) Provision for income taxes	1,030	1,609	3,193	5,028
(e) Other (income) expense, net	(41)	762	(155)	370
Adjusted EBITDA (1)	$7,422	$8,864	$21,011	$24,392
Diluted adjusted EBITDA per common share	$0.13	$0.16	$0.37	$0.44

Weighted average shares used in diluted adjusted EBITDA
per common share	57,760,868	55,736,089	56,987,302	55,240,235

Net income in accordance with generally
accepted accounting principles	$1,600	$2,735	$4,863	$8,162
Add:
(a) Amortization of intangibles	140	318	294	953
(b) Stock-based compensation	2,852	1,736	7,646	4,951
Adjusted net income	$4,592	$4,789	$12,803	$14,066
Diluted adjusted net income per common share	$0.08	$0.09	$0.22	$0.25
Weighted average shares used in diluted adjusted net income
per common share	57,760,868	55,736,089	56,987,302	55,240,235

Adjusted EBITDA	$7,422	$8,864	$21,011	$24,392
Add/(less):
(a) Changes in operating assets and liabilities	(2,448)	(722)	998	(1,719)
(b) Provision for doubtful accounts		110	20	230
(c) Provision for income taxes	(1,030)	(1,609)	(3,193)	(5,028)
(d) Deferred income taxes	(585)	(243)	(1,325)	(58)
(e) Other income (expense), net	41	(762)	155	(370)
Net cash provided by operating activities	$3,400	$5,638	$17,666	$17,447

(1)	Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	September 30, 2012	December 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$103,284	$93,278
Accounts receivable, net	22,825	20,999
Prepaid expenses and other current assets	6,921	5,390
Deferred tax assets, net	2,588	2,342
Total current assets	135,618	122,009

Property and equipment, net	16,124	13,879
Intangibles, net	12,367	1,095
Goodwill	26,572	24,090
Deferred tax assets, net	3,621	2,829
Deferred implementation costs, net of current	215	247
Security deposits	551	356
Other assets	1,465	1,546
Total assets	$196,533	$166,051

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$9,908	$8,258
Accrued expenses	14,056	12,019
Deferred revenue	6,752	5,378
Total current liabilities	30,716	25,655

Deferred revenue, net of current	1,152	1,152
Other liabilities	1,465	1,546
Total liabilities	33,333	28,353

Commitments and contingencies

Total stockholders' equity	163,200	137,698
Total liabilities and stockholders' equity	$196,533	$166,051